EXHIBIT 10.1

This space reserved for Recorders use only.
This document was prepared by, and after recording, return to: Jill Ann Coleman Neal, Gerber & Eisenberg, LLP 2 North LaSalle Street Suite 2200 Chicago, Illinois 60602

Permanent Tax Index Number:

________________________

Property Address:

6 Rubber Avenue
Naugatuck, Connecticut 06770

OPEN END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

This OPEN END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING dated as of July 30, 2007 (the “Mortgage”), is executed by GDC NAUGATUCK, INC., a Delaware corporation (the “Mortgagor”), having an address at 6 Rubber Avenue, Naugatuck, Connecticut 06770, to and for the benefit of ATLAS PARTNERS MORTGAGE INVESTORS, LLC, a Delaware limited liability company (the “Mortgagee”), having an address at 55 East Monroe Street, Suite 1890, Chicago, Illinois 60603.

RECITALS:

A. The Mortgagee has agreed to loan to the Mortgagor the principal amount of Four Million, Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (the “Loan”). The Loan shall be evidenced by that certain Mortgage Note of even date herewith (as amended, restated or replaced from time to time, the “Note”), a copy of which is attached hereto as Exhibit D, executed by the Mortgagor and made payable to the order of the Mortgagee in the principal amount of the Loan and due on July 31, 2009 (the “Maturity Date”), except as such date may be extended pursuant to the terms of the Note or accelerated pursuant to the terms hereof, of the Note or of any other document or instrument now or hereafter given to evidence or secure the payment of the Note (the Note, together with such other documents, as amended, restated or replaced from time to time, being collectively referred to herein as the “Loan Documents”).

B. A condition precedent to the Mortgagee’s extension of the Loan to the Mortgagor is the execution and delivery by the Mortgagor of this Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Mortgagor agrees as follows:

AGREEMENTS:

The Mortgagor hereby mortgages, grants, assigns, remises, releases, warrants and conveys to the Mortgagee, WITH MORTGAGE COVENANTS UPON THE STATUTORY CONDITION, its successors and assigns, and grants a security interest in, the Mortgagor’s following described property and all of the Mortgagor’s rights, title and interests therein (referred to collectively herein as the “Premises”):

(a) The real estate located in the County of New Haven, State of Connecticut and legally described on Exhibit “A” attached hereto and made a part hereof (the “Real Estate”);

(b) All improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures of every nature whatsoever now or hereafter owned by the Mortgagor and located on, attached to and used in the operation of the Real Estate or the improvements thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any fixtures together with the benefit of any deposits or payments now or hereafter made on such fixtures by the Mortgagor or on its behalf (the “Improvements”);

(c) All easements, rights of way, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, tenements, hereditaments and appurtenances whatsoever, in any way now owned or hereafter acquired with respect to the Real Estate, and the reversions, remainders and rents thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to the same;

(d) All rents, proceeds, escrows, security deposits, impounds, reserves, tax refunds and other rights to monies from the Premises and/or the businesses and operations conducted by the Mortgagor, if any, thereon, to be applied against the Indebtedness (as hereinafter defined) to the extent required by the terms of the Loan Documents; provided, however, that the Mortgagor, so long as no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

(e) All interest of the Mortgagor in all leases now or hereafter on the Premises, whether written or oral (each, a “Lease”, and collectively, the “Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to the Mortgagor to collect the rents under any such Lease;

(f) All fixtures now or hereafter owned by the Mortgagor and forming a part of, attached to and used in connection with the Real Estate or the Improvements, including, but without limitation, all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever attached to and used in the operation of the Improvements, and all renewals or replacements thereof or articles in substitution therefor (the “Building Systems”), it being mutually agreed that all of the aforesaid property owned by the Mortgagor, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness;

(g) All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.

TO HAVE AND TO HOLD the Premises, unto the Mortgagee, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default which is continuing; the Mortgagor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Connecticut.

FOR THE PURPOSE OF SECURING: (i) the payment of the Loan and all interest, late charges, prepayment premium, if any, exit fee, if any, reimbursement obligations and other indebtedness evidenced by or owing under the Note or any of the other Loan Documents, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Mortgagor or any other obligor to or benefiting the Mortgagee which are evidenced or secured by or otherwise provided in the Note, this Mortgage or any of the other Loan Documents; and (iii) the reimbursement to the Mortgagee of any and all sums incurred, expended or advanced by the Mortgagee pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage or any of the other Loan Documents, with interest thereon as provided herein or therein (collectively, the “Indebtedness”).

Provided always that, if the Indebtedness shall be paid and performed according to the terms and conditions of this Mortgage and the other Loan Documents, then this Mortgage and the lien and estate hereby granted shall cease, terminate and be void.

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1. Title.

The Mortgagor represents, warrants and covenants that (a) the Mortgagor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of the Mortgagee and as otherwise described on Exhibit ”B” attached hereto and made a part hereof (the “Permitted Exceptions”); and (b) the Mortgagor has legal power and authority to mortgage and convey the Premises.

2. Maintenance, Repair, Restoration, Prior Liens, Parking.

The Mortgagor covenants that, so long as any portion of the Indebtedness remains unpaid, the Mortgagor will:

(a) promptly repair, restore or rebuild any useful Improvements now or hereafter on the Premises which hereafter may become damaged or destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose, provided that the Mortgagor shall not hereby be required to repair any existing condition or defect in the Improvements or Building Systems;

(b) keep the Premises in operating condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 28 hereof) , provided that the Mortgagor shall not hereby be required to repair any existing condition or defect in the Improvements or Building Systems;

(c) pay when due the Indebtedness in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by the Mortgagor under the Note, this Mortgage and the other Loan Documents;

(d) pay when due any indebtedness which may be secured by a Permitted Exception or other charge on the Premises on a parity with, superior to or inferior to the lien hereof (other than the Subordinate Indebtedness, as such term is defined in that certain Subordination and Intercreditor Agreement dated as of even date (the “Subordination and Intercreditor Agreement”) among Howard S. Modlin, John L. Segall and the Mortgagee, which Subordinate Indebtedness shall be paid by the Mortgagor, or payment thereon deferred, only in accordance with the terms of the Subordination and Intercreditor Agreement), and upon request exhibit satisfactory evidence of the discharge of such lien to the Mortgagee (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 28 hereof);

(e) complete within a reasonable time any Improvements now or at any time in the process of erection upon the Premises;

(f) comply in all material respects with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

(g) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage;

(h) make no material alterations in the Premises or demolish any material portion of the Premises without the Mortgagee’s prior written consent, except as required by law or municipal ordinance;

(i) suffer or permit no material change in the use or general nature of the occupancy of the Premises, without the Mortgagee’s prior written consent;

(j) pay when due all operating costs of the Premises;

(k) not initiate or acquiesce in any zoning reclassification with respect to the Premises, without the Mortgagee’s prior written consent;

(l) provide and thereafter maintain the existing parking areas for the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any driveways and other areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary for the use thereof; and

(m) comply, and cause the Premises at all times to be operated in compliance, in all material respects with all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

3. Payment of Taxes and Assessments.

The Mortgagor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against the Mortgagor, if applicable to the Premises or any interest therein, subject to the Mortgagor’s right to contest the same, as provided by the terms hereof; and the Mortgagor will, upon written request, furnish to the Mortgagee duplicate receipts therefor within ten (10) days after the Mortgagee’s request.

4. Tax Deposits.

The Mortgagor shall deposit with the Mortgagee, on the first day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of one hundred five percent (105.00%) of the most recent ascertainable annual Taxes on the Premises. Such deposits are to be held without any allowance of interest and are to be used for the payment of Taxes next due and payable when they become due. To the extent such deposits are sufficient to do so, the Mortgagee shall pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor from the Mortgagor) or shall release sufficient funds to the Mortgagor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, the Mortgagor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits shall be kept separate and apart from any other funds of the Mortgagee. The Mortgagee, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

5. Mortgagee’s Interest In and Use of Deposits.

The deposits made pursuant to Section 4 hereof are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of the Mortgagor. When the Indebtedness has been fully paid, any remaining deposits shall be returned to the Mortgagor. The Mortgagee shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless the Mortgagor, prior to an Event of Default, shall have requested the Mortgagee in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. The Mortgagee shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

6. Insurance.

(a) The Mortgagor shall at all times keep all Improvements now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by the Mortgagee, under insurance policies with terms, coverages and provisions substantively identical to the Mortgagor’s existing insurance policies which are described on Exhibit C attached hereto and made a part hereof. Unless the Mortgagor provides the Mortgagee evidence of the insurance coverages required hereunder, the Mortgagee may purchase insurance at the Mortgagor’s expense to cover the Mortgagee’s interest in the Premises. The insurance may, but need not, protect the Mortgagor’s interest. The coverages that the Mortgagee purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Premises. The Mortgagor may later cancel any insurance purchased by the Mortgagee, but only after providing the Mortgagee with evidence that the Mortgagor has obtained insurance as required by this Mortgage. If the Mortgagee so purchases insurance for the Premises, the Mortgagor will be responsible for the costs of such insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance the Mortgagor may be able to obtain on its own.

(b) The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Mortgagee is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Mortgagee and such separate insurance is otherwise acceptable to the Mortgagee.

(c) In the event of loss, the Mortgagor shall give prompt notice thereof to the Mortgagee, who, if such loss exceeds Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) (the “Threshold”), shall have the sole and absolute right to make proof of loss. If such loss exceeds the Threshold or if such loss is equal to or less than the Threshold and the conditions set forth in clauses (i), (ii) and (iii) of the immediately succeeding subsection are not satisfied, then the Mortgagee, solely and directly shall receive such payment for loss from each insurance company concerned. If and only if (i) such loss is equal to or less than the Threshold, (ii) no Event of Default or event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and (iii) the total of the insurance proceeds and such additional amounts placed on deposit with the Mortgagee by the Mortgagor for the specific purpose of rebuilding or restoring the Improvements equals or exceeds the reasonable costs of such rebuilding or restoration, then the Mortgagee shall endorse to the Mortgagor any such payment and the Mortgagor may collect such payment directly. Subject to the preceding sentence, the Mortgagee shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by the Mortgagee pursuant to the terms of this section, after the payment of all of the Mortgagee’s expenses, either (i) on account of the Indebtedness, irrespective of whether such principal balance is then due and payable, whereupon the Mortgagee may declare the whole of the balance of Indebtedness to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in subsection (d) below; provided, however, that the Mortgagee hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subsection (d) below, if no Event of Default, or event that with the passage of time, the giving of notice or both would constitute an Event of Default, then exists. If insurance proceeds are made available to the Mortgagor by the Mortgagee as hereinafter provided, the Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. Any insurance proceeds applied on account of the unpaid principal balance of the Note shall, to the extent resulting in a prepayment, be subject to the provisions with respect to prepayment set forth in the Note. In the event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

(d) If insurance proceeds are made available by the Mortgagee to the Mortgagor, the Mortgagor shall comply with the following conditions:

(i) Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Premises, whether by fire or other casualty, the Mortgagor shall obtain from the Mortgagee its approval, not to be unreasonably withheld, of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

(ii) Prior to each payment or application of any insurance proceeds to the repair or restoration of the Improvements upon the Premises to the extent permitted in subsection (c) above (which payment or application may be made, at the Mortgagee’s option, through an escrow, the terms and conditions of which are reasonably satisfactory to the Mortgagee and the cost of which is to be borne by the Mortgagor), the Mortgagee shall be satisfied as to the following:

(A) no Event of Default or any event which, with the passage of time or giving of notice would constitute an Event of Default, has occurred and is continuing;

(B) either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, the Mortgagor has deposited with the Mortgagee such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and

(C) prior to each disbursement of any such proceeds, the Mortgagee shall be furnished with a statement of the Mortgagee’s architect (the cost of which shall be borne by the Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by the Mortgagee and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and the Mortgagee shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

(iii) If the Mortgagor shall fail to commence or to timely prosecute to completion any restoration, repair or rebuilding of the Improvements required under the terms of this Mortgage within a reasonable time, then the Mortgagee, at its option, may (A) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of the Mortgagor, or (B) if the cost to repair same shall exceed the Threshold, declare an Event of Default. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, then, after completion of such repair, restoration or rebuilding, so long as no Event of Default or event which, with the passage of time or giving of notice would constitute an Event of Default has occurred which is continuing, such excess shall be remitted to Mortgagor.

7. Condemnation.

If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to the Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Mortgagee. Subject to the next succeeding sentence, any such award or monies in an amount in excess of the Threshold shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking the Mortgagee may declare the whole of the balance of the Indebtedness to be due and payable. Notwithstanding the provisions of this section to the contrary, if any condemnation or taking of less than substantially the entire Premises occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of the Mortgagee, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by the Mortgagor, and the Mortgagee hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

8. Stamp Tax.

If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over the Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note or any of the other Loan Documents, the Mortgagor shall pay such tax in the manner required by any such law. The Mortgagor further agrees to reimburse the Mortgagee for any sums which the Mortgagee may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, the Mortgagor shall not be required to pay any income or franchise taxes of the Mortgagee.

9. Lease Assignment.

The Mortgagor acknowledges that, concurrently herewith, the Mortgagor has executed and delivered to the Mortgagee, as additional security for the repayment of the Loan, an Assignment of Rents and Leases (the “Assignment”) pursuant to which the Mortgagor has assigned to the Mortgagee interests in the leases of the Premises and/or any use or occupancy thereof by any person or entity other than the Mortgagor and the rents from the Premises. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Mortgage. The Mortgagor agrees to abide by all of the provisions of the Assignment.

10. Effect of Extensions of Time and Other Changes.

If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in the Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by the Mortgagee, notwithstanding such extension, variation, release or change.

11. Effect of Changes in Laws Regarding Taxation.

If any law is enacted after the date hereof requiring (a) the imposition upon the Mortgagee of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by the Mortgagor, or (b) a change in the method of taxation of mortgages or the Mortgagee’s interest in the Premises, or the manner of collection of taxes, so as to adversely affect this Mortgage, then the Mortgagor, upon demand by the Mortgagee, shall pay such Taxes or charges, or reimburse the Mortgagee therefor; provided, however, that the Mortgagor shall not be deemed to be required to pay any income or franchise taxes of the Mortgagee. Notwithstanding the foregoing, if in the opinion of counsel for the Mortgagee it is or may be unlawful to require the Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Mortgagee may declare all of the Indebtedness to be due and payable six (6) months after notice of same delivered by the Mortgagee to the Mortgagor.

12. Mortgagee’s Performance of Defaulted Acts and Expenses Incurred by Mortgagee.

If an Event of Default has occurred which is continuing, the Mortgagee may, but need not, after reasonably notice to the Mortgagor (provided that no prior notice shall be required in the event of an emergency) make any payment or perform any act herein required of the Mortgagor in any form and manner reasonably deemed expedient by the Mortgagee, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase or discharge, or compromise or settle (for less than the amount claimed), any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or cure any default of the Mortgagor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by the Mortgagee in regard to any tax referred to in Section 8 above or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate (as defined in the Note). In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by the Mortgagee in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of the Mortgagee’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e)  preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate. The interest accruing under this section shall be immediately due and payable by the Mortgagor to the Mortgagee, and shall be additional Indebtedness evidenced by the Note and secured by this Mortgage. The Mortgagee’s failure to act shall never be considered as a waiver of any right accruing to the Mortgagee on account of any Event of Default. Should any amount paid out or advanced by the Mortgagee hereunder, or pursuant to any agreement executed by the Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then the Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13. Security Agreement.

The Mortgagor and the Mortgagee agree that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State of Connecticut (the “Code”) with respect to the Premises and, all other items described in Sections (a) through (g) of the “AGREEMENTS” Section of this Mortgage (each to the extent not constituting real property), together with all sums at any time on deposit for the benefit of the Mortgagor and held by the Mortgagee (whether deposited by or on behalf of the Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents and all replacements of, substitutions for, additions to, and the proceeds thereof (collectively, the “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Mortgagee, and the Collateral and all of the Mortgagor’s right, title and interest therein are hereby assigned to the Mortgagee, all to secure payment of the Indebtedness. All of the provisions contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this section shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

(a) The Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting the Mortgagee and Permitted Exceptions.

(b) The Collateral is to be used by the Mortgagor solely for business purposes.

(c) The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

(d) The only persons having any interest in the Collateral are the Mortgagor, the Mortgagee and holders of Permitted Exceptions.

(e) No Financing Statement (other than Financing Statements showing the Mortgagee as the sole secured party, or with respect to Permitted Exceptions) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and the Mortgagor, at its own cost and expense, upon demand, will furnish to the Mortgagee such further information and will execute and deliver to the Mortgagee such financing statements and other documents in form satisfactory to the Mortgagee and will do all such acts as the Mortgagee may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting the Mortgagee and no other party, and Permitted Exceptions; and the Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by the Mortgagee to be desirable. The Mortgagor hereby irrevocably authorizes the Mortgagee at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor that (i) indicate the Collateral, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Mortgagor is an organization, the type of organization and any organizational identification number issued to the Mortgagor, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which the Collateral relates. The Mortgagor agrees to furnish any such information to the Mortgagee promptly upon request. The Mortgagor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Mortgagee in any jurisdiction prior to the date of this Mortgage. In addition, the Mortgagor shall make appropriate entries on its books and records disclosing the Mortgagee’s security interests in the Collateral.

(f) Upon the occurrence and during the existence of Event of Default hereunder, the Mortgagee shall have in respect of the Collateral the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as the Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and the Mortgagee shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to the Mortgagor’s right of redemption in satisfaction of the Mortgagor’s obligations, as provided in the Code. The Mortgagee may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. The Mortgagee may require the Mortgagor to assemble the Collateral and make it available to the Mortgagee for its possession at a place to be designated by the Mortgagee which is reasonably convenient to both parties. The Mortgagee will give the Mortgagor at least ten (10) days notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of the Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition. The Mortgagee may buy at any public sale. The Mortgagee may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Premises. If the Mortgagee so elects, the Premises and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by the Mortgagee, shall be applied against the Indebtedness in such order or manner as the Mortgagee shall select. The Mortgagee will account to the Mortgagor for any surplus realized on such disposition.

(g) The terms and provisions contained in this section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

(h) This Mortgage is intended to be a financing statement within the purview of Section 9-502(b) of the Code with respect to the Collateral. The addresses of the Mortgagor (Debtor) and the Mortgagee (Secured Party) are hereinbelow set forth. This Mortgage is to be filed for recording in the Naugatuck Land Records where the Premises are located. The Mortgagor is the record owner of the Premises.

(i) To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between the Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of the Mortgagor, as lessor thereunder.

(j) The Mortgagor represents and warrants that: (i) the Mortgagor is the record owner of the Premises; (ii) the Mortgagor’s chief executive office is located in the State of Connecticut, (iii) the Mortgagor’s state of organization is the State of Delaware, (iv) the Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage; and (v) the Mortgagor’s organizational identification number (which appears on its certificate of incorporation) is 2058950.

(k) The Mortgagor hereby agrees that: (i) where Collateral is in possession of a third party, the Mortgagor will join with the Mortgagee in notifying the third party of the Mortgagee’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Mortgagee; (ii) the Mortgagor will cooperate with the Mortgagee in obtaining control with respect to Collateral; and (iii) until the Indebtedness is paid in full, Mortgagor will not change the state where it is located or change its name or form of organization without giving the Mortgagee at least thirty (30) days prior written notice in each instance.

14. Restrictions on Transfers and Distributions.

(a) The Mortgagor, without the prior written consent of the Mortgagee, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). “Prohibited Transfer” means any conveyance, sale, assignment, transfer, lien, pledge, mortgage, creation or grant of security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of the Premises or any part thereof or interest therein, excepting only:

(i) sales or other dispositions (or any agreement to sell or dispose) of Collateral (“Obsolete Collateral”) no longer useful in connection with the operation of the Premises, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral or other sales or dispositions of Collateral in the ordinary course of the Mortgagor’s business; and

(ii) a sale of the Premises (or any agreement to sell the Premises), so long as either (A) the cash net proceeds of such sale are sufficient to repay in full this Note and all other obligations of Borrower to Lender under the Loan Documents and are applied in accordance with the terms of the Loan Documents or (B) substitute collateral satisfactory to the Mortgagee in its sole discretion shall have been provided to secure the Indebtedness;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this section shall not apply (i) to liens securing the Indebtedness, (ii) to the lien of current taxes and assessments not in default, (iii) to leases or other occupancy agreements permitted by the terms of the Loan Documents, if any, (iv) to Permitted Exceptions, or (v) to the execution of an agreement to sell the Real Estate and Improvements for a price reasonably anticipated to result in cash net proceeds sufficient to repay in full the Note and all other obligations of Borrower to Lender under the Loan Documents executed between Borrower and an unaffiliated third party.

(b) In determining whether or not to make the Loan, the Mortgagee evaluated the background and experience of the Mortgagor and its officers in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is the Mortgagee’s security for the Note. The Mortgagor and its officers are well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision.. The Mortgagor further recognizes that any secondary junior financing secured by a lien (exclusive of Permitted Exceptions) hereafter placed upon the Premises (i) may divert funds which would otherwise be used to pay the Note; (ii) could result in acceleration and foreclosure by any such junior encumbrancer which would force the Mortgagee to take measures and incur expenses to protect its security; (iii) would detract from the value of the Premises should the Mortgagee come into possession thereof with the intention of selling same; and (iv) would impair the Mortgagee’s right to accept a deed in lieu of foreclosure, as a foreclosure by the Mortgagee would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (a) protecting the Mortgagee’s security, both of repayment and of value of the Premises; (b) giving the Mortgagee the full benefit of its bargain and contract with the Mortgagor; and (c) keeping the Premises free of subordinate financing liens, the Mortgagor agrees that if this section is deemed a restraint on alienation, that it is a reasonable one, provided, however, that, the foregoing shall not prohibit, subject to the terms of the Subordination and Intercreditor Agreement, the existence of and advances under the “Subordinate Indebtedness” (as such term is defined in the Subordination and Intercreditor Agreement) and other Permitted Exceptions.

(c) Limitation on Distributions. For so long as the Loan remains outstanding, the Mortgagor hereby covenants to the Mortgagee that in no event shall the Mortgagor make distributions of any revenue received by or on behalf of the Mortgagor from the operation or ownership of the Premises if (i) the monthly payment of interest due the Mortgagee under the Note has not been paid or (ii) if any other Event of Default or an event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists. Except to the extent of the foregoing restriction, nothing in this Mortgage or the other Loan Documents shall prevent the Mortgagor from making dividends or other distributions to its equity holders on account of their equity interests in the Mortgagor to the extent that the Mortgagor otherwise is permitted to do so under applicable law.

15. Single Asset Entity.

(a) The Mortgagor shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Premises and personal property incidental to the ownership or operation of the Premises, or become a shareholder of or a member or partner in any entity which acquires any property other than the Premises, until such time as the Indebtedness has been fully repaid. The Certificate of Incorporation of the Mortgagor (the “C of I”) expressly shall limit its purpose to the acquisition, operation, management and disposition of the Premises and shall expressly include provisions identical to those set forth in this Section 15, and such purposes and provisions shall not be amended without the prior written consent of the Mortgagee. Until such time as the Indebtedness is paid in full, from and after the date hereof, the Mortgagor will:

(i) Maintain books and records separate from any other individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority (collectively, “Person”);

(ii) Maintain its bank accounts separate from any other Person;

(iii) Not commingle assets with those of any other Person and hold all of its assets in its own name;

(iv) Conduct its own business in its own name;

(v) Maintain separate financial statements (except that the Mortgagor may be included in consolidated financial statements of another Person provided such statements are prepared in accordance with GAAP;

(vi) Pay its own liabilities out of its own funds, provided, however, the foregoing shall not require any shareholder of the Mortgagor to make any additional capital contributions to the Mortgagor;

(vii) Observe all corporate formalities;

(viii) Pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations, provided, however, the foregoing shall not require any shareholder of the Mortgagor to make any additional capital contributions to the Mortgagor;

(ix) Not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others, provided that the Mortgagor and the Mortgagee acknowledge that the Permitted Exceptions listed as items 3 and 5 on Exhibit B hereto constitute existing obligations of the Mortgagor not in violation of this restriction;

(x) Not acquire obligations or securities of its shareholders or any of its affiliates, as applicable, provided that each of the Mortgagor and the Mortgagee acknowledges that the Lease dated as of even date with this Mortgage between the Mortgagor, as lessor, and General DataComm, Inc., as lessee, constitutes an agreement with an affiliate of the Mortgagor not in violation of this restriction;

(xi) Allocate fairly and reasonably any overhead for shared office space or other expenses shared with its affiliates;

(xii) Use separate stationery, invoices and checks;

(xiii) Not pledge its assets to secure the obligations owed by any other Person or make any loans or advances to any Person, provided that the Mortgagor and the Mortgagee acknowledge that the Permitted Exceptions listed as items 3 and 5 on Exhibit B hereto constitute existing obligations of the Mortgagor not in violation of this restriction;

(xiv) Hold itself out as a separate entity;

(xv) Correct any known misunderstanding regarding its separate identity;

(xvi) Maintain adequate capital in light of its contemplated business operations, provided, however, the foregoing shall not require any shareholder of the Mortgagor to make any additional capital contributions to the Mortgagor;

(xvii) To the fullest extent permitted by law, not dissolve, wind up or liquidate, in whole or in part, consolidate or merge with or into any other Person, or convey or sell its properties and assets substantially as an entirety to any Person, except for sales expressly permitted by this Mortgage or the other Loan Documents;

(xviii) Not incur, assume or guarantee any indebtedness other than the Loan evidenced and secured by this Mortgage and the other Loan Documents and debt permitted by the Loan Documents (including, if applicable, debt secured by Permitted Exceptions);

(xix) Not identify itself as a division of any other Person;

(xx) Not form, hold or acquire any subsidiaries;

(xxi) Not make any loans to any other Person or buy or hold evidence of indebtedness issued by others (other than investment grade securities);

(xxii) Enter into transactions with its affiliates only on a commercially reasonable basis and on terms similar to those available in an arms-length transaction with a third party, provided that each of the Mortgagor and the Mortgagee acknowledges that (A) the Lease dated as of even date with this Mortgage between the Mortgagor, as lessor, and General DataComm, Inc., as lessee, constitutes an agreement with an affiliate of the Mortgagor not in violation of this restriction and (B) the Permitted Exception listed as item 3 on Exhibit B hereto constitutes an existing obligation of the Mortgagor not in violation of this restriction;

(xxiii) Either file its own tax returns separate from those of any other Person or file as part of the consolidated tax returns of its parent (to the extent permitted or required by applicable law and generally accepted practice), except to the extent that the Mortgagor is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law,, and pay any taxes required to be paid by it under applicable law;

(xxiv) Not engage, directly or indirectly, in any business other than as required or permitted to be performed under the Loan Documents or the Mortgagor’s C of I; and

(xxv) Not own any asset or property other than the Premises, the other Collateral and incidental personal property necessary for the ownership or operation of the Premises;

(xxvi) Not consent to or authorize the taking of any of the actions set forth below without the prior unanimous written consent of all the members of the Board of Directors of the Mortgagor, including the Independent Director thereof:

(A) file or consent to the filing by or against the Mortgagor, as debtor, of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings by the Mortgagor, as debtor, under any applicable insolvency law; or otherwise seek relief for the Mortgagor, as debtor, under any laws relating to the relief from debts or the protection of debtors generally;

(B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Mortgagor or a substantial portion of the Mortgagor’s property;

(C) make any assignment for the benefit of the creditors of the Mortgagor; or

(D) take any action in furtherance of any of the foregoing.

Failure of the Mortgagor to comply with any of the foregoing covenants or any other covenants contained in the C of I shall not affect the status of the Mortgagor as a separate legal entity.

(b) The Mortgagor, at all times until such time as the Loan is paid in full, shall have at least one (1) Independent Director (an “Independent Director”). “Independent Director” means a natural Person other than an executive officer or employee of the Mortgagor who the Board of Directors of the Mortgagor affirmatively determines does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Notwithstanding the foregoing, the following persons would not be considered independent:

(i) a director who is, or during the past three (3) years was, employed by the Mortgagor, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one (1) year);

(ii) a director who accepted or has an immediate family member who accepted any compensation from the Mortgagor in excess of $60,000 during any period of twelve (12) consecutive months within the three (3) years preceding the determination of independence, other than the following:

(A) compensation for board or board committee service;

(B) compensation paid to an immediate family member who is an employee (other than an executive officer) of the Mortgagor;

(C) compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one (1) year); or

(D) benefits under a tax-qualified retirement plan or non-discretionary compensation;

(iii) a director who is an immediate family member of an individual who is, or at any time during the past three (3) years was, employed by the Mortgagor as an executive officer;

(iv) a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Mortgagor made, or from which the Mortgagor received, payments (other than those arising solely from investments in the Mortgagor’s securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent (5%) of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three (3) fiscal years;

(v) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three (3) fiscal years any of the Mortgagor’s executive officers serve on the compensation committee of such other entity; or

(vi) a director who is, or has an immediate family member who is, a current partner of the Mortgagor’s outside auditor, or was a partner or employee of the Mortgagor’s outside auditor who worked on the Mortgagor’s audit at any time during any of the past three (3) years.

In the event of a vacancy in a position of Independent Director, the Mortgagor shall, as soon as practicable, cause to be appointed a successor Independent Director. Notwithstanding the foregoing, Aletta Richards or any successor thereof as the representative of certain holders of debentures issued by the Guarantor on the Board of Directors of the Mortgagor shall be deemed to constitute an Independent Director.

16. Events of Default; Acceleration.

The occurrence and continuance of each of the following shall constitute an “Event of Default” for purposes of this Mortgage:

(a) The Mortgagor fails to pay to the Mortgagee (i) any installment of principal or interest within five (5) days after such installment is payable pursuant to the terms of the Note or any monthly deposit for Taxes within five (5) days after such deposit is payable pursuant to Section 4 of the Mortgage, or (ii) any other amount payable to Mortgagee under the Note, this Mortgage or any of the other Loan Documents within thirty (30) days after the date of demand for such amount;

(b) The Mortgagor fails, for a period of thirty days after notice thereof, to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by the Mortgagor under the Note, this Mortgage or any of the other Loan Documents (other than any such failure which is the subject of clauses (a), (c), (d), (e), (f), (g), (h) or (i) of this Section 16) provided, however, that if such default by its nature can be cured, then so long as the value of the Premises is not materially impaired, threatened or jeopardized, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents are not impaired, threatened or jeopardized, then the Mortgagor shall have a period (the “Cure Period”) of sixty (60) days after the Mortgagor receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if the Mortgagor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than ninety (90) days in the aggregate;

(c) The existence of any inaccuracy or untruth in any material respect in any certification, representation or warranty by the Mortgagor or by the Guarantor contained in this Mortgage, any of the other Loan Documents or any written certification as to facts delivered after the date hereof to the Mortgagee by the Mortgagor or the Guarantor in connection with the Loan, at the time such certification, representation or warranty is made (or deemed made);

(d) The Mortgagor or the Guarantor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Mortgagor or of all or any substantial part of the property of the Mortgagor, or the Guarantor, the Premises or all or a substantial part of the assets of the Mortgagor or the Guarantor are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released, dismissed or discharged or located within sixty (60) days;

(e) The commencement of any involuntary petition in bankruptcy against the Mortgagor or the Guarantor, or the institution against the Mortgagor or the Guarantor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Mortgagor or the Guarantor which shall remain undismissed or undischarged for a period of sixty (60) days;

(f) The dissolution, termination or merger of the Mortgagor or the Guarantor;

(g) The occurrence of a Prohibited Transfer;

(h) The occurrence of an Event of Default under the Note or any of the other Loan Documents for which the Indebtedness has been accelerated; or

(i) Howard Modlin shall cease to be the Chairman and Chief Executive Officer of Guarantor, except by reason of his death or disability.

If an Event of Default occurs and is continuing, the Mortgagee may, at its option, declare the whole of the Indebtedness to be immediately due and payable, (i) without notice, upon the occurrence and during the continuance of any Event of Default under Section 16(d) or (e) of this Mortgage, or (ii) upon notice, upon the occurrence and during the continuance of any other Event of Default hereunder, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

17. Foreclosure; Expense of Litigation.

(a) When all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, the Mortgagee shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents in accordance with the applicable laws of the State of Connecticut. In the event of a foreclosure sale, the Mortgagee is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as the Mortgagee may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b) In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as the Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this section and such other expenses and fees as may be incurred in the enforcement of the Mortgagor’s obligations hereunder, the protection of said Premises and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Mortgagee in any litigation or proceeding affecting this Mortgage, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by the Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

18. Application of Proceeds of Foreclosure Sale.

The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with the applicable laws of the State of Connecticut and, unless otherwise specified therein, in such order as the Mortgagee may determine in its sole and absolute discretion.

19. Appointment of Receiver.

Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by the Mortgagee, appoint a receiver for the Premises in accordance with applicable law of the State of Connecticut. Such appointment may be made either before or after sale, upon notice to the extent required by applicable law, without regard to the solvency or insolvency of the Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and the Mortgagee hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when the Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

20. Mortgagee’s Right of Possession in Case of Default.

At any time after an Event of Default has occurred which is continuing, the Mortgagor shall, upon demand of the Mortgagee, surrender to the Mortgagee possession of the Premises. The Mortgagee, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude the Mortgagor and its employees, agents or servants therefrom, and the Mortgagee may then hold, operate, manage and control the Premises, either personally or by its agents. The Mortgagee shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the rents of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, the Mortgagee shall have full power to:

(a) cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same;

(b) elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

(c) extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon the Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

(d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises for conditions arising after the date of this Mortgage as the Mortgagee deems are necessary;

(e) insure and reinsure the Premises and all risks incidental to the Mortgagee’s possession, operation and management thereof; and

(f) receive all of such rents.

21. Application of Income Received by Mortgagee.

After the occurrence and during the continuance of an Event of Default, the Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the rents of the Premises to the payment of or on account of the following, in such order as the Mortgagee may determine:

(a) to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include reasonable compensation to the Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

(c) to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

22. Compliance with Applicable Law of the State of Connecticut.

(a) If any provision in this Mortgage shall be inconsistent with any provision of the applicable law of the State of Connecticut, provisions of such law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such law.

(b) If any provision of this Mortgage shall grant to the Mortgagee (including the Mortgagee acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of Section 19 of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in the Mortgagee or in such receiver under the applicable law of the State of Connecticut in the absence of said provision, the Mortgagee and such receiver shall be vested with the powers, rights and remedies granted under such law to the full extent permitted by law.

23. Rights Cumulative.

Each right, power and remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of the Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

24. Mortgagee’s Right of Inspection.

The Mortgagee and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times upon three (3) business days prior notice to the Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

The Mortgagee acknowledges that, as of the closing of the Loan, it has inspected the Premises and accepts as collateral encumbered by this Mortgage the Improvements and Building Systems, in their current physical condition, AS IS, without representation by the Mortgagor respecting the physical condition of the Improvements and Building Systems and without duty on the Mortgagor to repair any existing condition or defect in the Improvements or Building Systems.

25. Release Upon Payment and Discharge of Mortgagor’s Obligations.

The Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by the Mortgagee in connection with the execution of such release.

26. Notices.

Any notices, communications and waivers under this Mortgage shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

To the Mortgagee	Atlas Partners Mortgage Investors, LLC 55 East Monroe Street Suite 1890 Chicago, Illinois 60603 Attn: Mr. Roger Ruttenberg

With a copy to:	Neal, Gerber & Eisenberg, LLP 2 North LaSalle Street Suite 2200 Chicago, Illinois 60602 Attention: Michael B. Gray

To the Mortgagor:	GDC Naugatuck, Inc. 6 Rubber Avenue Naugatuck, Connecticut 06770 Attention: William Henry

With copy to:	Weisman Celler Spett & Modlin, P.C. 445 Park Avenue New York, New York 10002 Attention: Gerald Gordon

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

27. Waiver of Rights.

The Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a) The Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of applicable law of the State of Connecticut or other applicable law;

(b) The Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to the Mortgagee but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(c) If the Mortgagor is a trustee, the Mortgagor represents that the provisions of this section (including the waiver of reinstatement and redemption rights) were made at the express direction of the Mortgagor’s beneficiaries and the persons having the power of direction over the Mortgagor, and are made on behalf of the trust estate of the Mortgagor and all beneficiaries of the Mortgagor, as well as all other persons mentioned above.

28. Contests.

Notwithstanding anything to the contrary herein contained, the Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (each, a “Contested Lien”), and no Contested Lien shall constitute an Event of Default hereunder, if, but only if:

(a) The Mortgagor shall forthwith give notice of any Contested Lien to the Mortgagee promptly after the time that the Mortgagor has knowledge that the same shall have been asserted;

(b) The Mortgagor shall either pay under protest or deposit with the Mortgagee the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as the Mortgagee may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment the Mortgagor may furnish to the Mortgagee a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to the Mortgagee;

(c) The Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and, if any Event of Default then shall exist under this Mortgage or any other Loan Document, shall permit the Mortgagee to be represented in any such contest and shall pay all reasonable expenses of the Mortgagee in so doing, including fees and expenses of the Mortgagee’s counsel (all of which amounts expended by the Mortgagee shall be payable by the Mortgagor after demand and, after demand, shall constitute so much additional Indebtedness, bearing interest (at the Default Rate, if applicable) until paid);

(d) The Mortgagor shall pay each such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to the Mortgagor, or (ii) forthwith upon demand by the Mortgagee if, in the reasonable opinion of the Mortgagee, and notwithstanding any such contest, the Premises shall be in imminent jeopardy or in danger of being forfeited or foreclosed; provided that if the Mortgagor shall fail so to do, the Mortgagee may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Mortgagee to obtain the release and discharge of such liens; and any amount expended by the Mortgagee in so doing shall be payable by the Mortgagor after demand and, after demand, shall constitute so much additional Indebtedness, bearing interest (at the Default Rate, if applicable) until paid; and provided further that the Mortgagee may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

29. Expenses Relating to Note and Mortgage.

(a) The Mortgagor will pay all reasonable out-of-pocket expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Mortgage or any of the other Loan Documents, including without limitation, the Mortgagee’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided the Mortgagor shall not be required to pay any income or franchise taxes of the Mortgagee), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage. The Mortgagor recognizes that, during the term of this Mortgage, the Mortgagee:

(i) May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which the Mortgagee shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

(ii) May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii) May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, the Mortgagee’s taking possession of and managing the Premises, which event may or may not actually occur;

(iv) May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

(v) May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or

(vi) May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys pertaining to the Mortgagee’s approval of actions taken or proposed to be taken by the Mortgagor which approval is required by the terms of this Mortgage.

(b) All such reasonable out-of-pocket expenses, charges, costs and fees described in this section expended by the Mortgagee shall be payable by the Mortgagor after demand and, after demand, shall constitute so much additional Indebtedness, bearing interest (at the Default Rate, if applicable) until paid.

30. Financial Statements.

Within ten (10) days after the filing thereof, the Mortgagor shall deliver to the Mortgagee true and complete copies of all quarterly and annual financial statements of the Mortgagor and/or the Guarantor filed with the Securities and Exchange Commission.

31. Statement of Indebtedness.

The Mortgagor, within seven business days after being so requested by the Mortgagee, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

32. Further Instruments.

Upon request of the Mortgagee, the Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.

33. Additional Indebtedness Secured.

All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note or any of the other Loan Documents, including, without limitation, any and all amounts expended by the Mortgagee, in accordance with the terms of this Mortgage or applicable law, to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage.

34. Indemnity.

The Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced by the Mortgagor against the Mortgagee in the exercise of the rights and powers granted to the Mortgagee in this Mortgage, and the Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of the Mortgagee. The Mortgagor shall indemnify and save the Mortgagee harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred by or asserted against the Mortgagee at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which the Mortgagee may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; and (b) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to the Mortgagee in accordance with the terms of this Mortgage; provided, however, that the Mortgagor shall not be obligated to indemnify or hold the Mortgagee harmless from and against any Claims directly arising from the gross negligence or willful misconduct of the Mortgagee. All costs provided for herein and paid for by the Mortgagee shall be so much additional Indebtedness and shall become immediately due and payable upon demand by the Mortgagee and with interest thereon from the date incurred by the Mortgagee until paid at the Default Rate.

35. Subordination of Property Manager’s Lien.

Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that the Mortgagee may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default which is continuing hereunder. Such property management agreement or a short form thereof, at the Mortgagee’s request, shall be recorded with the Recorder of Deeds of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof, if any, does not contain a subordination provision, the Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with the Mortgagee, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Mortgage.

36. Compliance with Environmental Laws.

Concurrently herewith the Mortgagor and the Guarantor have executed and delivered to the Mortgagee that certain Environmental Indemnity Agreement dated as of the date hereof (the “Indemnity”) pursuant to which the Mortgagor and the Guarantor have indemnified the Mortgagee for environmental matters concerning the Premises, as more particularly described therein.

37. Miscellaneous.

(a) Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of the Mortgagee, its successors and assigns and the holder or holders, from time to time, of the Note.

(b) Invalidity of Provisions; Governing Law. In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Mortgagor and the Mortgagee shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the applicable laws of the State of Connecticut.

(c) Rights of Tenants. The Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of the Mortgagee. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by the Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(d) Option of Mortgagee to Subordinate. At the option of the Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by the Mortgagee of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

(e) Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the actual taking of possession of the Premises by the Mortgagee pursuant to this Mortgage.

(f) Relationship of Mortgagee and Mortgagor. The Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of the Mortgagor or of any lessee, operator, concessionaire or licensee of the Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, the Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of the Mortgagee becoming a mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise. The relationship of the Mortgagor and the Mortgagee hereunder is solely that of debtor/creditor.

(g) No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Premises, and if the Mortgagee acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(h) OPEN END MORTGAGE. This is an “open-end” mortgage and the holder hereof shall have all the rights, powers and protection to which the holder of any open-end mortgage is entitled, including, without limitation, those rights, powers and protections included in Conn. Gen. Stat. sec. 49-2, as may be amended. It is further agreed that upon request of the Mortgagor, the Mortgagee may hereafter, at its sole option, at any time before full payment of this Mortgage, make further advances to the Mortgagor in amounts and at such rates of interest as the Mortgagee shall determine in accordance with the provisions of the Loan Documents, and every such further advance shall be secured by this Mortgage and evidenced by the Loan Documents, which may include commercial revolving loans, provided, that the amount of the principal secured by this Mortgage and remaining unpaid shall at no time exceed the original principal sum secured hereby and provided that the time of repayment of such advancement shall not extend the time of repayment beyond the maturity of the original debt hereby secured.

(i) CONSENT TO JURISDICTION. TO INDUCE THE PARTIES TO EXECUTE AND ACCEPT THE NOTE, EACH OF THE MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, THE MORTGAGEE IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE NOTE AND THIS MORTGAGE WILL BE LITIGATED IN COURTS HAVING SITUS IN THE COUNTY OF NEW HAVEN, CONNECTICUT. EACH OF THE MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, THE MORTGAGEE HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN THE COUNTY OF NEW HAVEN, CONNECTICUT, WAIVES PERSONAL SERVICE OF PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS FOR IT STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(j) WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE MORTGAGEE (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, THE MORTGAGEE AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE OTHER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS MORTGAGE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(k) Complete Agreement. This Mortgage, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both the Mortgagor and the Mortgagee.

(l) Collateral Assignment. The Mortgagor acknowledges that the Mortgagee has collaterally assigned its rights in the Note and all Loan Documents to JPMorgan Chase Bank National Association, its successors and assigns (the “Mortgagee’s Bank”). The Mortgagee’s Bank may file a Uniform Commercial Code statement in the office of the Secretary of State of the State of Delaware identifying the Mortgagee’s Bank’s interest in the Mortgagee’s rights in the Note and all Loan Documents. The Mortgagee may be required by the Mortgagee’s Bank to deliver to the Mortgagee’s Bank the executed original of each document evidencing or securing the Loan, and until so delivered, such documents shall be held by the Mortgagee in trust for the Mortgagee’s Bank.

(m) Nature of Obligation. This Mortgage and the other Loan Documents are corporate obligation of the Mortgagor and/or the Guarantor, as applicable, and no recourse may be had hereunder or thereunder against any officer, director or stockholder of the Mortgagor or the Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing the day and year first above written.

WITNESSES: _____________________________________ Name: _______________________________ _____________________________________ Name: _______________________________	GDC NAUGATUCK, INC., a Delaware corporation By:______________________________________ Name:____________________________________ Title: ____________________________________

STATE OF __________	)
) SS.
COUNTY OF ________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that ________________________, the ___________________of GDC Naugatuck, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _______________________, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of July, 2007

Notary Public

My Commission Expires:

EXHIBIT ”A”

LEGAL DESCRIPTION OF REAL ESTATE

Permanent Tax Index Number:

________________________

Property Address:

6 Rubber Avenue
Naugatuck, Connecticut

(See attached Schedule A)

A-1

EXHIBIT “B”

PERMITTED EXCEPTIONS

1.
Tenants occupying the Premises or any portion thereof under leases or other use and occupancy agreement approved by the Mortgagee, to the extent such approval is required by the terms of the Mortgage (including General DataComm, Inc. under its Lease of even date with the Mortgage).

2.
Exceptions listed on Schedule B of the Title Insurance Policy delivered at the closing of the Loan insuring the liens in the Real Estate and Improvements granted by the Mortgagor in favor of the Mortgagee.

3.
Open End Mortgage Deed and Security Agreement from the Mortgagor to Howard S. Modlin and John L. Segall in the original principal amount of $2,080,945.21 dated December 7, 2006, and recorded in Volume 785 at Page 814 of the Naugatuck Land Records, and Additional Senior Security Agreement dated December 30, 2003, each of which secures the Subordinate Indebtedness and is subordinated to this Mortgage (to the extent of the Collateral hereunder) pursuant to the terms of the Subordination and Intercreditor Agreement dated as of even date among Howard S. Modlin, John L. Segall and the Mortgagee (nothing herein shall prevent the holder of such mortgage and security agreement from making further advances of principal, permitting interest on the Subordinate Indebtedness to accrue and be added to the principal thereof or releasing, compromising or forgiving the Subordinate Indebtedness or the extension of maturity or renewal thereof).

4.	Liens and encumbrances granted by the Mortgagor in favor of the Mortgagee to secure the Mortgagor’s Indebtedness pursuant to the Loan Documents.

5.
Liens and encumbrances on personal property (excluding any real property) of the Mortgagor granted by the Mortgagor in favor of HSBC Bank USA, NA, as Trustee (“HSBC”), pursuant to that certain Subordinated Security Agreement dated September 15, 2003, among General DataComm Industries, Inc., the Mortgagor, certain additional parties and HSBC.

6.
Liens for Taxes not yet due and payable, liens being contested by the Mortgagor in accordance with the terms of the Loan Documents and utility, access and similar easements which do not materially interfere with or impair the use, value or operation of the Premises.

B-1

EXHIBIT “C”

LIST OF INSURANCE POLICIES

Each of the insurance policies evidenced by the Certificates of Insurance attached hereto (see attachment).

C-1

EXHIBIT “D”

MORTGAGE NOTE

(See Attached)

D-1